UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

L3HARRIS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

L3HARRIS TECHNOLOGIES, INC.

1025 West NASA Boulevard

Melbourne, Florida 32919

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 11, 2022

FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2022

This Supplement to Proxy Statement, dated March 18, 2022 (this “Supplement”), supplements the definitive proxy statement filed by L3Harris Technologies, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2022 (the “2022 Proxy Statement”) and made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2022 Annual Meeting of Shareholders, scheduled to be held on Friday, April 22, 2022 Friday at 8:00 AM Eastern Time (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to shareholders on or about March 18, 2022.

Updated Information Regarding Proposal 2

The New York Stock Exchange (“NYSE”) notified the Company of the NYSE’s ruling that Proposal 2 in the 2022 Proxy Statement (to amend our Restated Certificate of Incorporation to increase the maximum number of Board seats) is a “routine” matter under NYSE rules. Therefore, brokers may vote uninstructed shares regarding Proposal 2. The 2022 Proxy Statement previously advised shareholders that Proposal 2 is a non-discretionary or “non-routine” matter. As a result of NYSE’s ruling, if you own your shares through a bank, broker or other nominee and you do not provide them with specific voting instructions, the bank, broker or nominee is permitted in its discretion to cast a broker vote with respect to your shares on Proposal 2.

Furthermore, the answer to the question titled “How will my shares be voted if I do not provide instructions to my broker?” on Page 101 of the 2022 Proxy Statement is hereby revised to read in its entirety as follows:

“It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank or other nominee does not have discretion under NYSE rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, the unvoted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum.

Under NYSE rules, only Proposal 2 to amend our Restated Certificate of Incorporation to increase the maximum number of Board seats and Proposal 4 to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2022 are “routine” and, as such, your broker, bank or other nominee will have the discretion to vote your shares on only Proposals 2 and 4.”

Except as described in this Supplement, none of the items or information presented in the 2022 Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2022 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2022 Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.